Rule 424(b)(2)
			Registration No. 333-75723


PRICING SUPPLEMENT NO. 4 dated May 5, 1999
to Prospectus Supplement dated April 30, 1999
and Prospectus dated April 30, 1999

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series F
	      Due Nine Months or More From the Date of Issue
		(Fixed Rate)

Cusip No.:  		52517PQB0

Principal Amount:  	$50,000,000

Price to Public:  		100.00%

Agent's Commission:  	0.350%

Original Issue Date:  	05/12/99

Interest Rate Per Annum: 	7.00%

Interest Payment Dates:  	Monthly on the 12th, commencing 06/12/99

Maturity Date:  		05/12/14

Call Option: The Issuer has the right to call the issue every two years at par on or after the first call date. Call notice is 30 calendar days.

First Call Date:   	05/12/02

The Agent has purchased the Notes as principal in this transaction and may resell any of such Notes to another broker/dealer (acting as principal for the purposes of resale) at a discount, which may vary from the discount received by the Agent in such transaction.


Lehman Brothers Holdings Inc.

By:________________________
Name: Kathryn M. Bopp Flynn
Title: Senior Vice President